Exhibit 99.1

RealD Inc. Reports Financial Results for Second Quarter of Fiscal 2013

LOS ANGELES (October 29, 2012) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced financial results for its second quarter of fiscal 2013 ended September 21, 2012.

“We continued to advance our key growth initiatives during the quarter, although we had a very challenging comparison versus last year’s second quarter that included exceptional contributions from Harry Potter and Transformers,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “We demonstrated our confidence in RealD’s future by repurchasing approximately 2.4 million common shares during the quarter, funded by cash flows from operations.”

Second Quarter Fiscal 2013 Financial Highlights

•                  Total revenue was $55.0 million, comprised of license revenue of $35.0 million and product and other revenue of $20.0 million.  For the second quarter of fiscal 2012, total revenue was $88.0 million, comprised of license revenue of $52.0 million and product and other revenue of $36.0 million.

•                  GAAP net loss attributable to common stockholders was $4.2 million, or $0.08 per share, compared to GAAP net income attributable to common stockholders of $18.9 million, or $0.33 per diluted share, for the second quarter of fiscal 2012.

•                  Cost of license revenue for the second fiscal quarter of 2013 included an impairment charge of $3.5 million (equivalent to approximately $0.06 per share) related to a non-cancelable purchase commitment for a specific configuration of 3D cinema systems.

•                  Adjusted EBITDA was $13.8 million, compared to $44.4 million in the second quarter of fiscal 2012.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Six-Month Fiscal 2013 Financial Highlights

•                  Total revenue was $123.2 million, comprised of license revenue of $76.2 million and product and other revenue of $47.0 million.  For the six months ended September 23, 2011, total revenue was $147.6 million, comprised of license revenue of $87.7 million and product and other revenue of $59.9 million.

•                  GAAP net loss attributable to common stockholders was $1.2 million, or $0.02 per share, compared to GAAP net income of $28.5 million, or $0.50 per diluted share, for the six months ended September 23, 2011.

•                  Adjusted EBITDA was $36.9 million, compared to $70.4 million for the six months ended September 23, 2011.

Cash Flows, Stock Repurchases and Balance Sheet Highlights

•                  For the six months ended September 21, 2012, cash flows from operating activities were $50.6 million and total capital expenditures were $12.9 million, resulting in free cash flow of $37.7 million.  The Company expects that its future cash flows will vary considerably from quarter to quarter, due to box office seasonality, among other factors.

•                  Free cash flow is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net cash provided by operating activities.

•                  During the quarter, the Company repurchased approximately 2,426,000 common shares for $24.6 million, representing an average cost of $10.16 per share.

•                  To-date, the company has repurchased approximately 2,560,000 common shares under its $50 million stock repurchase program.  As of September 21, 2012, $23.8 million remained available under the repurchase authorization.

•                  Cash and cash equivalents as of September 21, 2012 were $25.2 million.  The decrease of $20.3 million from June 22, 2012 primarily reflects the Company’s stock repurchases and debt repayment.

•                  Total debt as of September 21, 2012 was $12.5 million, a decrease of $12.5 million from June 22, 2012.

Key Metrics

•                  International markets generated 61% of license revenue, compared to 56% of license revenue in the second quarter of fiscal 2012.

•                  International markets generated 44% of product and other revenue, compared to 41% of product and other revenue in the second quarter of fiscal 2012.

•                  As of September 21, 2012, the Company had deployed approximately 21,500 RealD-enabled screens, an increase of 15% from approximately 18,700 screens as of September 23, 2011, and an increase of 800 screens, or 4%, from approximately 20,700 screens as of June 22, 2012.

•                  As of September 21, 2012, the Company had approximately 12,300 domestic screens at approximately 2,700 domestic theater locations and approximately 9,200 international screens at approximately 2,600 international theater locations.

Updated Guidance for Fiscal Year 2013 Operating Expenses

•                  The Company has updated its outlook for fiscal 2013 operating expenses. The Company currently expects total fiscal 2013 operating expenses to be in the range of $95 million to $100 million, a decrease from its prior expectation of $105 million to $110 million disclosed on RealD’s first quarter of fiscal 2013 results investor conference call held on July 30, 2012.

•                  The Company’s moderated expectations for growth in fiscal 2013 operating expenses primarily reflect slower than-anticipated growth in headcount, a shift in the timing for certain initiatives, and operating efficiencies that contributed to lower-than-expected growth in operating expenses during the second quarter and six months ended September 21, 2012.

Proposed New Quarter End Dates for RealD

•                  Historically, RealD’s fiscal year has included four 13-week periods for a total of 52 weeks.  As a result, the timing of the end of RealD’s quarterly periods has often differed significantly compared to other publicly-traded companies.

•                  In the future, RealD intends to slightly adjust its quarterly periods to coincide with traditional calendar quarterly reporting periods.  For example, the Company’s third quarter of fiscal 2013 would end on December 31, 2012, and its fourth quarter of fiscal 2013 would end on March 31, 2013.  In Fiscal 2014, RealD’s quarters would end on June 30, 2013; September 30, 2013; December 31, 2013; and March 31, 2014.

3D Theatrical Release Schedule for Fiscal 2013

(As of October 29, 2012 — Domestic)

Fiscal Q1 2013	Film	Domestic Release Date
(ended 6/22/12)	Wrath of the Titans	3/30/2012
	Titanic (re-release)	4/4/2012
	The Pirates! Band of Misfits	4/27/2012
	The Avengers	5/4/2012
	Men in Black III	5/25/2012
	Piranha 3DD	6/1/2012
	Madagascar 3: Europe’s Most Wanted	6/8/2012
	Prometheus	6/8/2012
	Brave	6/22/2012
	Abraham Lincoln: Vampire Hunter	6/22/2012

Fiscal Q2 2013	Film	Domestic Release Date
(ended 9/21/12)	Amazing Spiderman	7/3/2012
	Katy Perry: Part of Me 3D	7/5/2012
	Ice Age: Continental Drift	7/13/2012
	Step Up Revolution	7/27/2012
	Nitro Circus: The Movie	8/8/2012
	ParaNorman	8/17/2012
	Resident Evil: Retribution	9/14/2012
	Finding Nemo (re-release)	9/14/2012
	Dredd	9/21/2012

Fiscal Q3 2013	Film	Domestic Release Date
(ending 12/31/12)	Hotel Transylvania	9/28/2012
	Frankenweenie	10/5/2012
	Silent Hill: Revelation 3D	10/26/2012
	Wreck-It Ralph	11/2/2012
	Rise of the Guardians	11/21/2012
	Life of Pi	11/21/2012
	The Hobbit: An Unexpected Journey	12/14/2012
	Monsters, Inc. (re-release)	12/19/2012
	Cirque du Soleil: Worlds Away	12/21/2012

Fiscal Q4 2013	Film	Domestic Release Date
(ending 3/31/13)	The Texas Chainsaw Massacre 3D	1/4/2013
	Hansel and Gretel: Witch Hunters	1/25/2013
	Escape from Planet Earth	2/14/2013
	Jack the Giant Slayer	3/1/2013
	Oz: The Great and Powerful	3/8/2013
	The Croods	3/22/2013
	G.I. Joe: Retaliation	3/29/2013

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD management will host a conference call to discuss the Company’s financial results for the second quarter of fiscal 2013, beginning at 4:30 pm ET (1:30 pm PT), today, October 29, 2012.  To access the call via telephone, interested parties should dial (877) 407-0789 (U.S.) or (201) 689-8562. (International) ten minutes prior to the start time and use conference ID 401081.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of the Company’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (877) 870-5176, or (858) 384-5517 for international callers. The conference ID for the telephone replay is 401081.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s relationships with consumer electronics manufacturers and its ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for fiscal 2013 ending March 31, 2013, their commercial success and consumer preferences; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; RealD’s projected operating results; and competitive pressures in domestic and international markets. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The Company’s Annual Report on Form 10-K for the twelve months ended March 23, 2012, the Company’s Quarterly Report on Form 10-Q for the first fiscal quarter ended June 22, 2012 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.  The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by RealD management to be indicative of the company’s core operating performance.  The Company defines free cash flow as net cash provided by operating activities less total capital expenditures in a given period (e.g. purchases of cinema systems and property and equipment on a combined basis).

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD presents free cash flow to provide investors a metric for our capacity to generate cash from our operating and investing activities to sustain our operating activities.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA and free cash flow are used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  Adjusted EBITDA also differs from the amounts calculated under the similarly titled definition in our credit agreement, which is further adjusted to reflect certain other cash and non-cash charges and is used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; Tokyo, Japan; and Moscow, Russia.  For more information, please visit our website at www.reald.com.

© 2012 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-339-9347

rheineman@reald.com

RealD Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	September 21,	September 23,	September 21,	September 23,
	2012	2011	2012	2011

Revenue:
License	$34,976	$51,981	$76,165	$87,692
Product and other	20,010	36,014	46,999	59,863
Total revenue	54,986	87,995	123,164	147,555
Cost of revenue:
License	14,283	14,703	24,296	21,119
Product and other	23,049	30,770	49,869	48,595
Total cost of revenue	37,332	45,473	74,165	69,714
Gross profit	17,654	42,522	48,999	77,841
Operating expenses:
Research and development	4,592	3,755	9,490	8,400
Selling and marketing	5,924	6,466	12,819	13,695
General and administrative	12,189	9,792	23,451	18,222
Total operating expenses	22,705	20,013	45,760	40,317
Operating income (loss)	(5,051)	22,509	3,239	37,524
Interest expense, net	(288)	(272)	(601)	(483)
Other income (loss)	(21)	1,099	(374)	949
Income (loss) before income taxes	(5,360)	23,336	2,264	37,990
Income tax expense (benefit)	(1,129)	4,159	3,548	9,411
Net income (loss)	(4,231)	19,177	(1,284)	28,579
Net (income) loss attributable to noncontrolling interest	58	(272)	90	(79)
Net income (loss) attributable to RealD Inc. common stockholders	$(4,173)	$18,905	$(1,194)	$28,500

Earnings (loss) per common share:
Basic	$(0.08)	$0.35	$(0.02)	$0.53
Diluted	$(0.08)	$0.33	$(0.02)	$0.50

Shares used in computing earnings (loss) per common share:
Basic	53,915	54,343	54,314	54,151
Diluted	53,915	56,788	54,314	57,287

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	September 21,	March 23,
	2012	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,238	$24,894
Accounts receivable, net	50,195	59,212
Inventories	14,850	40,577
Deferred costs — eyewear	558	932
Prepaid expenses and other current assets	3,696	2,630
Total current assets	94,537	128,245
Property and equipment, net	16,696	12,713
Cinema systems, net	131,691	141,024
Digital projectors, net-held for sale	1,002	1,078
Goodwill	10,657	10,657
Other intangibles, net	1,662	1,746
Deferred income taxes	3,049	3,049
Other assets	6,038	3,663
Total assets	$265,332	$302,175

Liabilities and equity
Current liabilities:
Accounts payable	$15,343	$22,617
Accrued expenses and other liabilities	29,154	28,870
Deferred revenue	8,924	7,201
Income taxes payable	1,570	1,121
Deferred income taxes	3,093	3,149
Total current liabilities	58,084	62,958
Credit facility agreement	12,500	25,000
Deferred revenue, net of current portion	12,485	13,920
Other long-term liabilities, customer deposits and virtual print fee liability	2,999	2,691

Commitments and contingencies

Equity (deficit)
Common stock	320,071	309,894
Accumulated deficit	(140,140)	(112,711)
Total RealD Inc. stockholders’ equity	179,931	197,183
Noncontrolling interest	(667)	423
Total equity	179,264	197,606

Total liabilities and equity	$265,332	$302,175

RealD Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended
	September 21,	September 23,
	2012	2011
Cash flows from operating activities
Net income (loss)	$(1,284)	$28,579
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,936	13,152
Deferred income tax	(56)	(180)
Non-cash interest expense	157	133
Non-cash stock compensation	9,094	7,632
Gain on sale of digital projectors	—	(1,156)
Loss on disposal of property and equipment	44	—
Impairment of long-lived assets and related purchase commitments	5,901	7,828
Changes in operating assets and liabilities:
Accounts receivable	6,541	(3,086)
Inventories	25,720	(725)
Prepaid expenses and other current assets	(676)	150
Deferred costs - eyewear	374	(162)
Other assets	(1,598)	(1,822)
Accounts payable	(7,256)	(17,818)
Accrued expenses and other liabilities	(3,323)	(12,772)
Other long-term liabilities, customer deposits and virtual print fee liability	308	1,223
Income taxes receivable/payable	449	7,030
Deferred revenue	288	136
Net cash provided by operating activities	50,619	28,142

Cash flows from investing activities
Purchases of property and equipment	(6,266)	(1,993)
Purchases of cinema systems and related components	(6,664)	(38,011)
Proceeds from sale of digital projectors	2,474	3,999
Net cash used in investing activities	(10,456)	(36,005)

Cash flows from financing activities
Repayments of long-term debt	—	(2,311)
Proceeds from credit facility	25,000	30,000
Repayments on credit facility	(37,500)	(5,000)
Payments of debt issuance costs	(1,167)	—
Proceeds from exercise of stock options	782	479
Proceeds from employee stock purchase plan	301	—
Proceeds from exercise of warrants	—	271
Proceeds from exercise of motion picture exhibitor options	—	3
Purchases of treasury stock	(26,235)	—
Distributions to noncontrolling interests	(1,000)	—
Net cash (used) provided by financing activities	(39,819)	23,442
Net increase in cash and cash equivalents	344	15,579
Cash and cash equivalents, beginning of period	24,894	16,936
Cash and cash equivalents, end of period	$25,238	$32,515

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended		Six months ended
	September 21,	September 23,	September 21,	September 23,
(in thousands)	2012	2011	2012	2011

Net income (loss)	$(4,231)	$19,177	$(1,284)	$28,579
Add (deduct):
Interest expense, net	288	272	601	483
Income tax expense (benefit)	(1,129)	4,159	3,548	9,411
Depreciation and amortization	8,086	7,054	15,936	13,152
Other (income) loss (1)	21	(1,099)	374	(949)
Share-based compensation expense (2)	4,812	4,733	9,094	7,632
Impairment of assets and intangibles (3)	4,327	7,710	5,901	7,828
Sales and use tax (4)	1,309	2,017	2,162	3,507
Property tax (5)	291	330	611	766
Adjusted EBITDA	$13,774	$44,353	$36,943	$70,409

(1)	Includes gains and losses from foreign currency exchange and foreign currency forward contracts.
(2)	Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units to employees, officers and directors.
(3)	Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.
(4)	Represents taxes incurred by us for cinema license and product revenue.
(5)	Represents property taxes on RealD Cinema Systems and digital projectors.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Six months ended
	September 21,	September 23,
(in thousands)	2012	2011
Net cash provided by operating activities	$50,619	$28,142
Purchases of property and equipment	(6,266)	(1,993)
Purchases of cinema systems and related components	(6,664)	(38,011)
Free cash flow	$37,689	$(11,862)